Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is dated and effective as of December 13, 2013 (the “Effective Date”), by and between BLACK RIDGE OIL & GAS, INC., a Nevada corporation (the “Borrower”), and CADENCE BANK, N.A., a national banking association (the “Bank”).

R E C I T A L S:

1. The Borrower and the Bank have heretofore entered into a Credit Agreement dated as of August 8, 2013 (the “Agreement”), pursuant to which the Bank established in favor of the Borrower certain credit facilities and loans.

2. The Borrower intends to acquire certain oil and gas properties located in Dunn County and Golden Valley County, North Dakota (the “December 2013 Acquisition”), pursuant to a Purchase and Sale Agreement dated November 15, 2013 by and between CP Exploration, LP and the Borrower (the “Purchase and Sale Agreement”).

3. In connection with the December 2013 Acquisition, the Borrower has agreed to execute a mortgage covering the properties acquired in the December 2013 Acquisition, in addition to certain other oil and gas properties that have been acquired by the Borrower since the date of the Agreement (the “Mortgage”).

3. In order to facilitate the December 2013 Acquisition, the Borrower has requested that the Bank increase the Borrowing Base Amount under the Agreement and make certain other changes to the Agreement.

3. The Bank, subject to the terms and conditions hereof, has agreed to honor the Borrower’s requests.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, do hereby further amend the Agreement and agree as follows:

A. Defined Terms. Capitalized terms used herein which are defined in the Agreement, are used herein with such defined meanings, as said definitions may be amended by this First Amendment.

B. Defined Terms Revision.

1. The following new definitions are hereby added to Section 1.1 of the Agreement:

“December 2013 Acquisition” means the acquisition of oil and gas properties located in Dunn County and Golden Valley County, North Dakota by Borrower pursuant to that certain Purchase and Sale Agreement dated November 15, 2013 by and between CP Exploration, LP and Borrower.

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“First Amendment” shall mean that certain First Amendment to Credit Agreement dated effective as of December 13, 2013 by and between the Borrower and the Bank.

2. The definition of “Mortgage” in the Agreement is hereby deleted in its entirety and replaced with the following:

“Mortgage” shall individually, collectively, and interchangeably mean (a) that certain Mortgage, Line of Credit Mortgage, Multiple Indebtedness Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Borrower in favor of Lender dated August, 8, 2013 affecting certain of Borrower’s mineral interests in North Dakota, as the same may be amended, supplemented, and/or restated from time to time and in effect; (b) that certain Mortgage, Line of Credit Mortgage, Multiple Indebtedness Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Borrower in favor of Lender dated August 8, 2013 affecting Borrower’s mineral interests in Montana, as the same may be amended, supplemented, and/or restated from time to time and in effect; (c) that certain Mortgage, Line of Credit Mortgage, Multiple Indebtedness Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement by Borrower in favor of Lender dated December 13, 2013 affecting certain of Borrower’s mineral interests in North Dakota, as the same may be amended, supplemented, and/or restated from time to time and in effect; and (d) any and all mortgages, security agreements, and/or deeds of trust executed after the date of this Agreement by Borrower (or any other Person) as security for the Indebtedness, as the same may be amended, supplemented and/or restated from time to time and in effect.

C. Increase to Borrowing Base Amount. Subject to the terms and conditions of the Agreement, as amended by this First Amendment, and in accordance with Section 2.2 of the Agreement, the Bank hereby increases the Borrowing Base Amount from $7,000,000 to $18,000,000. This increase shall satisfy the requirement in Section 2.2 of the Agreement that the Borrowing Base Amount be re-established on December 1, 2013.

D. Update to Working Interest and Net Revenue Interest Schedule. Schedule 10.20 to the Agreement is hereby updated to include the Net Revenue Interest and Working Interest attributable to the properties acquired in the December 2013 Acquisition and certain other interests acquired by Borrower since the date of the Agreement, as set forth in Exhibit A attached hereto and made a part hereof.

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E. Restatement of Section 11.7(e). Section 3.1 of the Agreement is hereby deleted in its entirety and restated as follows:

(e) Collateral Coverage Ratio. Borrower shall maintain as of the end of each calendar quarter, commencing with the calendar quarter ending December 31, 2013, a Collateral Coverage Ratio of not less than 1.25 to 1.0 (1.25:1.0).

F. Addition to Section 11.7. The following shall be added to the end of Section 11.7 of the Agreement:

For purposes of determining EBITDAX in Sections 11.7(ii) through (iv) above, Borrower’s EBITDAX for the third and fourth quarters of 2013 shall be subject to proforma adjustment to include EBITDAX results for the third and fourth quarters of 2013 attributable to properties acquired in the December 2013 Acquisition.

G. Restatement of Section 12.10. Section 12.10 of the Agreement (Commodity Transactions) is hereby deleted in its entirety and restated as follows:

Borrower shall not enter into any speculative commodity transactions of any type or Hedging Agreement relating to the sale of aggregate Hydrocarbons production in excess of eighty percent (80%) of the total volume of such production projected in the most recent independent engineering report delivered to Lender pursuant to Section 11.1(d), or quarterly internally generated engineering report of Borrower as reviewed and approved by Lender, to come from Borrower’s proved developed producing reserves during the term of such Hedging Agreement. Notwithstanding the foregoing, the maximum duration of any permitted Hedging Agreement shall not exceed forty-two (42) months.

H. Revised Compliance Certificate. The form of Compliance Certificate attached as Exhibit B to the Agreement is hereby revised to reflect the changes to the Agreement made by this First Amendment. A copy of the revised Compliance Certificate is attached as Exhibit B hereto.

I. Conditions Precedent. The effectiveness of this First Amendment shall be subject to (i) the Bank’s satisfactory receipt of (a) a signed original of this First Amendment by Borrower; (b) a signed original of the Amendment to Intercreditor Agreement between the Bank and Chambers Energy Management, L.P.; (c) a signed original of the Mortgage; (d) all fees, charges and expenses which are due and payable under this First Amendment; (e) copies of all other documents, instruments and certificates which the Bank or its counsel may reasonably request in connection herewith; and (ii) the closing of the transactions contemplated by the Purchase and Sale Agreement. Lender reserves the right, in its sole discretion, to waive any one or more of the foregoing conditions precedent.

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J. Post-Closing Covenant. Within fifteen days (15) following the Effective Date, Borrower agrees to deliver to the Bank copies of all documents evidencing the transfer of the properties acquired in the December 2013 Acquisition.

K. Representations; No Default. On and as of the date of this First Amendment, and after giving effect to this First Amendment, the Borrower confirms, reaffirms, and restates the representations and warranties set forth in the Agreement and the Loan Documents; provided, that each reference to the Agreement herein shall be deemed to include the Agreement as amended by this First Amendment.

L. Confirmation of Collateral Documents. All of the liens, privileges, priorities and equities existing and to exist under and in accordance with the terms of the Loan Documents are hereby renewed, extended and carried forward as security for all of the Loans and all other debts, obligations and liabilities of the Borrower to Bank. More specifically, the Borrower hereby acknowledges and confirms that the Mortgage and Security Agreement secure all present and future indebtedness of Borrower to Bank, including without limitation all of the Loans. Further, the parties to this First Amendment acknowledge that all Loans are cross-defaulted and cross-secured.

M. Payment of Expenses.

(a) Concurrently with the execution of this First Amendment, Borrower agrees to pay a facility fee in the amount of $99,000, in accordance with Section 5.1 of the Agreement.

(b) Borrower agrees to pay or reimburse the Bank for all legal fees and expenses of counsel to the Bank in connection with the transactions contemplated by this First Amendment.

N. Amendments. There are no oral agreements between the Bank and the Borrower. The Agreement, as amended by this First Amendment, and the other Loan Documents set forth the entire agreement of the parties with respect to the subject matter hereof and supersede all prior written and oral understandings between the Borrower and the Bank with respect to the matters herein and therein set forth. The Agreement, as amended by this First Amendment, cannot be modified or amended except by a writing signed and delivered by the Borrower and the Bank.

O. Waiver of Defenses. In consideration of the Bank’s execution of this First Amendment, the Borrower does hereby irrevocably waive any and all claims and/or defenses to payment on any indebtedness arising under the Agreement and owed by any of them to the Bank that may exist as of the date of execution of this First Amendment.

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P. Governing Law and Counterparts. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas. This First Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

Q. Continued Effect. Except as expressly modified herein, the Agreement, as amended by this First Amendment, shall continue in full force and effect. The Agreement, as amended by this First Amendment, is hereby ratified and confirmed by the parties hereto.

R. Resolutions/Consents. The Borrower hereby certifies to the Bank that all corporate resolutions and limited liability company member consents and appointments previously delivered to Bank in connection with the Agreement remain in effect.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed and delivered as of the date hereinabove provided by the authorized officers each hereunto duly authorized.

BORROWER:

BLACK RIDGE OIL & GAS, INC.

By: /s/ Ken DeCubellis

Name: Ken DeCubellis

Title: Chief Executive Officer

BANK:

CADENCE BANK, N.A.

By: /s/ Steven Taylor

Name: Steven Taylor

Title: Vice President

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Exhibit A

(See attached)

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Exhibit B

EXHIBIT B

COMPLIANCE CERTIFICATE

_____________________________

Date

Cadence Bank, N.A.

2800 Post Oak Blvd., Suite 3800

Houston, TX 77056

Ladies and Gentlemen:

This Compliance Certificate is submitted pursuant to the requirements of that certain Credit Agreement (the “Credit Agreement”) dated August 8, 2013, by and between Black Ridge Oil & Gas, Inc. (“Borrower”) and Cadence Bank, N.A. (“Lender”).

Under the appropriate paragraphs of the Credit Agreement, the undersigned certifies that, to the best of its knowledge and belief, no condition, event, or act which, with or without notice or lapse of time or both, would constitute an event of default under the terms of the Credit Agreement, has occurred during the three-month period ending ______________________ (the “Reporting Period”). Also, to the best of its knowledge, Borrower has complied with all provisions of the Credit Agreement.

Additionally, Borrower submits the following financial information for the Reporting Period in accordance with the financial covenants and ratios contained in the Credit Agreement.

I. MINIMUM CURRENT RATIO

Total Current Assets	$____________
Total Current Liabilities	$____________
Current Ratio	_____ to _____

Minimum Current Ratio Required	1.0 to 1.0

II. MAXIMUM NET DEBT TO EBITDAX RATIO

(a) Net Debt	$___________
(b) EBITDAX	$___________
(c) Ratio (as of _______________________)	_____ to ____

Maximum Ratio Permitted	3.5 to 1.0

III. MAXIMUM SENIOR LEVERAGE RATIO
(a) Indebtedness	$___________
(b) EBITDAX	$___________
(c) Ratio (as of _______________________)	_____ to ____

Maximum Ratio Permitted	2.5 to 1.0
IV. MINIMUM INTEREST COVERAGE RATIO
(a) EBITDAX	$___________
(b) Interest Expense	$___________
(c) Ratio (as of _______________________)	_____ to ____

Minimum Ratio Required	3.0 to 1.0
V. MINIMUM COLLATERAL COVERAGE RATIO
(a) Ratio (as of _______________________)	_____ to ____

Minimum Ratio Permitted	1.25 to 1.0

Sincerely,

[Signature Of Borrower]

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